UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  04/28/2011

RASER TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-32661

DELAWARE	87-0638510
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

5152 North Edgewood Drive, Suite 375
Provo, Utah 84604
(Address of principal executive offices, including zip code)

(801) 765-1200
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On April 29, 2011, Raser Technologies, Inc., together with its wholly-owned subsidiaries (collectively, the "Company") entered into a Plan Support and Restructuring Agreement (the "Plan Support Agreement"), dated as of April 28, 2011, with Linden Capital, L.P. ("Linden"), Tenor Opportunity Master Fund Ltd., Aria Opportunity Fund Ltd., Parsoon Opportunity Fund Ltd. (collectively, "Tenor" and with Linden collectively referred to as the "Sponsors"), and The Prudential Insurance Company of America ("Prudential"), Zurich American Insurance Company (collectively with Prudential being referred to as, the "Thermo Lenders") and Deutsche Bank Trust Company Americas. The Sponsors hold, in the aggregate, nearly 50% of the outstanding principal amount of our 8% Convertible Senior Notes Due 2013 (collectively, the "Senior Notes").

Pursuant to the Plan Support Agreement, the Sponsors and the Thermo Lenders agreed to vote in favor of and support a plan of reorganization proposed by the Company under the Bankruptcy Code (the "Plan") that contains terms set forth in the Plan Support Agreement.

The Sponsors also agreed to make a debtor-in-possession loan facility (the "DIP Facility") available to us, in the aggregate amount of approximately $8.75 million, to fund, among other things, our working capital needs during the bankruptcy cases. The DIP Facility contemplates that, the Company will be able to draw down up to $750,000 on an interim basis, with the remainder available only after final approval of the Bankruptcy Court (as defined below) is obtained, and certain other conditions are satisfied as set forth in the Plan Support Agreement.    The Plan Support Agreement and the DIP Facility may be terminated by the Sponsors under certain circumstances, including the Bankruptcy Court's failure (i) by May 4, 2011 to enter an Interim Order approving the DIP Facility, (ii) by May 20, 2011 to enter the Final Order approving the DIP Facility, (iii) by August 11, 2011 to enter an order confirming the Plan. The Bankruptcy Court, on May 3, 2011, entered its Interim Order approving the DIP Facility, and set May 19, 2011 at the date for the hearing on the Final Order.

A copy of the Plan Support Agreement is filed herewith as an Exhibit.

Item 1.03.    Bankruptcy or Receivership

Bankruptcy Filing

On April 29, 2011, the Company filed voluntary petitions (In re: Raser Technologies, Inc., et. al, Debtors, Case No. 11-11315 (KJC) for reorganization (the "Chapter 11 Case") under Chapter 11 of Title 11 of the United States Code, 11 U.S.C. Sec. 101 et seq., as amended (the "Bankruptcy Code"), in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court").

The existing officers and directors of the Company will continue to manage the Company's business as debtors-in-possession, pursuant to sections 1107 and 1108 of the Bankruptcy Code, and subject to the requirements of the Bankruptcy Code, which include court approval of matters outside the ordinary course of business.

The Plan

The material terms to be included in the Plan, as supported by the Sponsors and the Thermo Lenders, include, among other things, that, on the Effective Date, all existing equity in the Company, including common stock, options and warrants, will be cancelled and will receive no property or other consideration under the Plan.

Auction of New Equity

The equity of the reorganized Company will be sold, by way of an auction conducted pursuant to procedures approved by the Bankruptcy Court, to the Sponsors or to the party submitting a higher and better offer (as determined by the Company) in the auction. The "stalking horse" bid of the Sponsors, as more fully described in the attached exhibit, will constitute the opening bid to acquire equity of reorganized Company in the auction. The auction procedures will include certain bid protections specified in the Plan Support Agreement, including approval of a break-up fee for the Sponsors if another entity is selected as the successful bidder, and otherwise must be reasonably acceptable to the Company and the Sponsors.

Exit Financing

In addition, the Sponsors have committed to provide the company with secured exit financing in the form of a two year senior secured convertible (preferred voting) term loan facility in the amount of $3 million. The exit financing will contain customary terms and conditions to fund working capital and further development needs of the reorganized Company pursuant to a budget approved by the board of Directors of the Company.

As collateral security for the Exit Facility, the Sponsors shall be granted a first priority security interest in, and lien on, all of our assets (including without limitation all of our avoidance claims, pre-petition claims and proceeds thereof.

The foregoing descriptions of the plan, the DIP Facility and the Exit Facility are qualified in their entirety by reference to the Plan Support Agreement filed herewith as Exhibit 10.1, and incorporated by reference. However, the Plan will be subject to obtaining all necessary approvals, including but not limited to judicial determinations of confirmability, and there can be no assurance, therefore, as to the actual and final terms of the Plan or how long it will take to complete the Company's reorganization process.

Item 2.04.    Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

The filing of the Chapter 11 petitions constituted an event of default under the Company's Bridge Loan Agreement. The terms and conditions of the Bridge Loan Agreement are summarized in, and copies of the agreements are attached as exhibits to, the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on May 2, 2011. The Bridge Loan Agreement provides that as a result of the filing of the Chapter 11 petitions, all principal, interest and other amounts due thereunder will become immediately due and payable.

        Additionally, the filing of the Chapter 11 petitions constituted a default under the Senior Notes that, if unstayed for 60 days, would constitute and event of default resulting in all outstanding principal and accrued interest being immediately due and payable.

        The Company believes that any efforts to enforce such payment obligations under the Bridge Loan Agreement or the Senior Notes have been stayed in accordance with the automatic stay provisions of the Bankruptcy Code as a result of the filing of the Chapter 11 petitions.

Item 8.01.    Other Events

On April 29, 2011, the Company issued a press release announcing it has commenced proceedings to reorganize its business and capital structure under Chapter 11 of the Bankruptcy Code.

The information under the caption, "Item 8.01 - Other Events," including information in any related exhibits, is being furnished to the Securities and Exchange Commission and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that Section. This information shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.    Financial Statements and Exhibits

Exhibits. The following exhibits are filed herewith:

Exhibit No.                 Description
10.1                Plan Support Agreement, dated as of April 28, 2011.
99.1                 Press Release, dated April 29, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RASER TECHNOLOGIES, INC.

Date: May 03, 2011	By:	/s/ John T. Perry
John T. Perry
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-10.1	Plan Support Agreement, dated as of April 28, 2011.
EX-99.1	Press Release, dated April 29, 2011.